Exhibit 99.1
VIA PHARMACEUTICALS ANNOUNCES POSITIVE PHASE 2 RESULTS OF VIA-2291 IN
CARDIOVASCULAR PATIENTS USING SERIAL MDCT IMAGING OF CORONARY PLAQUE
Data Presented at American Heart Association ATVB Conference Shows Reduction in Non-Calcified
Plaque Volume and Fewer New Plaque Lesions in Treated Patients
Washington, D.C. and San Francisco, CA, May 1, 2009 — VIA Pharmaceuticals, Inc. (NASDAQ: VIAP) today announced the results of a sub-study of patients in its acute coronary syndrome (ACS) Phase 2 trial who received serial 64 slice multidetector computed tomography (MDCT) scans before and after six months of treatment with its lead drug, VIA-2291, an inhibitor of leukotrienes, proposed mediators of vascular inflammation. Results were presented in a poster session at the American Heart Association Arteriosclerosis, Thrombosis and Vascular Biology (ATVB) Annual Conference 2009 in Washington, D.C. by Jean-Claude Tardif MD, of the Montreal Heart Institute, and Dr. Rebecca Taub, VIA’s Senior Vice President — Research & Development.
Of 191 patients enrolled in the first 12 weeks of the ACS trial, over 85 elected to continue in the study for an additional 12 weeks, receiving either placebo or VIA-2291 on top of current standard medical care. Each of these patients received an MDCT scan at baseline and at 24 weeks. Evaluable scans from patients treated with placebo showed significantly more evidence of new plaque lesions at follow-up than VIA-2291 treated patients. MDCT scans of patients with low density plaques demonstrated statistically significant, lower plaque volumes in combined VIA treated groups compared to placebo. Together these results suggest that VIA-2291 may reduce the progression of unstable coronary plaques that lead to heart attacks and stroke.
Despite advances in treatment, cardiovascular disease remains a leading cause of death and disability in the United States and the world. Emerging research points to the potential for inflammation within the vascular wall to be a key contributing factor in major adverse cardiac events (MACE) such as heart attack or stroke. This ACS sub-study is the first clinical trial to use MDCT imaging to assess the effects of a drug on coronary plaque in a large patient cohort. MDCT is a state-of-the-art imaging technology that enables non-invasive imaging of coronary vessels.
“This innovative imaging technology has, for the first time, allowed us to visually and non-invasively demonstrate a reduction in plaque volume and a reduced number of new plaque lesions,” said Dr. Jean-Claude Tardif, Director of the Montreal Heart Institute Research Centre, professor of medicine at the University of Montreal and principal investigator of the VIA-2291 ACS trial. “In the ACS study results presented in 2008, we discussed VIA-2291’s ability to reduce high sensitivity C-reactive protein (hs-CRP), a biomarker for inflammation. Taken as a whole, these results are an important step forward in understanding the importance of one cardiovascular inflammatory pathway.”
“VIA-2291 continues to show a significant effect on vascular inflammation, and these data add to the weight of the evidence from our Phase 2 trial program,” said Lawrence K. Cohen, Ph.D., chief executive officer of VIA. “We have now combined histology, non-invasive imaging and biomarker data to demonstrate the impact of VIA-2291. This adds support to our clinical development efforts and gives us even greater confidence as we look to move into in a larger trial.”
About VIA Pharmaceuticals, Inc.
VIA Pharmaceuticals, Inc. is a biotechnology company focused on the development of compounds for the treatment of cardiovascular and metabolic disease. VIA’s lead candidate, VIA-2291, targets a significant unmet medical need: reducing inflammation in the blood vessel wall, which is an underlying cause of atherosclerosis and its complications, including heart attack and stroke. In addition, VIA’s pipeline of drug candidates includes other compounds to address other underlying causes of cardiovascular disease: high cholesterol, diabetes and inflammation. For more information, visit: http://www.viapharmaceuticals.com.
Forward Looking Statements
This press release may contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or to VIA’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause VIA’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “look to,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond VIA’s control and which could materially affect actual results, levels of activity, performance or achievements.
Factors that may cause actual results to differ materially from current expectations include, but are not limited to:
—	our ability to borrow additional amounts under the loan from Bay City Capital, which is subject to the discretion of Bay City Capital;

—	our ability to obtain necessary financing in the near term, including amounts necessary to repay the loan from Bay City Capital by the September 14, 2009 maturity date (or earlier if certain repayment acceleration provisions are triggered);

—	our ability to control our operating expenses;

—	our ability to comply with covenants included in the loan from Bay City Capital;

—	our ability to maintain the listing of our common stock on NASDAQ;

—	our failure to timely recruit and enroll patients for the FDG-PET clinical trial, as well as any future clinical trial;

—	our failure to obtain sufficient data from enrolled patients that can be used to evaluate VIA- 2291, thereby impairing the validity or statistical significance of our clinical trials;

—	our ability to successfully complete our clinical trials of VIA-2291 on expected timetables and the outcomes of such clinical trials;

—	complexities in designing and implementing cardiovascular clinical trials using histological examinations, measurement of biomarkers, medical imaging and atherosclerotic plaque bioassays;

—	the results of our clinical trials, including without limitation, with respect to the safety and efficacy of VIA-2291;

—	if the results of the ACS and CEA studies, upon further review and analysis, are revised or negated by authorities or by later stage clinical trials;

—	our ability to obtain necessary FDA approvals, including to initiate future clinical trials of VIA-2291 (such as a Phase IIb trial or Phase III registration trial);

—	our ability to successfully commercialize VIA-2291;

—	our ability to obtain and protect our intellectual property related to our product candidates;

—	our potential for future growth and the development of our product pipeline, including the THR beta agonist candidate and the other compounds licensed from Roche;

—	our ability to obtain strategic opportunities to partner and collaborate with large biotechnology or pharmaceutical companies to further develop VIA-2291;

—	our ability to form and maintain collaborative relationships to develop and commercialize our product candidates;

—	general economic and business conditions; and

—	the other risks described under Item IA “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 on file with the SEC.
All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and VIA undertakes no obligation to update publicly any of these statements in light of new information or future events.
Contact Information:
VIA Pharmaceuticals, Inc.
James G. Stewart
Senior Vice President and Chief Financial Officer
415-283-2204
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